UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2005 (August 26, 2005)
GTx, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	005-79588 (Commission File Number)	62-1715807 (I.R.S. Employer Identification No.)
3 N. Dunlap Street
Van Vleet Building
Memphis, Tennessee 38163
(901) 523-9700
(Address, including zip code, of Registrant’s principal executive offices
Registrant’s telephone number, including area code,)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Employment Agreement with K. Gary Barnette
     GTx, Inc. (the “Company”) entered into an employment agreement with K. Gary Barnette, dated as of August 26, 2005, pursuant to which Mr. Barnette will continue to serve as Vice President, Clinical Research & Development of the Company. The employment agreement provides for an annual base salary of $225,000, which may be adjusted from time to time by the chief executive officer or the president of the Company. The employment agreement is terminable by either Mr. Barnette or the Company at any time. If the Company experiences a change of control and Mr. Barnette’s employment is terminated without cause, or if Mr. Barnette terminates his employment for good reason, at any time within six months after a change in control, then Mr. Barnette will continue to receive his then current base salary for a period of one year after the termination date. Mr. Barnette has agreed not to compete with the Company during the term of his employment and for a period of two years after his employment ends. The agreement imposes obligations on Mr. Barnette with respect to maintaining the confidentiality of the Company’s confidential and proprietary information, and provides that the Company has exclusive ownership rights to Employee Inventions (as defined in the agreement). If the Company undergoes a change in control and Mr. Barnette’s employment is terminated without cause, or if Mr. Barnette terminates his employment for good reason, at any time within six months after a change in control, the two-year period will be shortened to one year. A copy of Mr. Barnette’s employment agreement is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Employment Agreement with Gregory A. Deener
     The Company entered into an employment agreement with Gregory A. Deener, dated as of August 26, 2005, pursuant to which Mr. Deener will serve as Vice President, Sales & Marketing for the Company. The employment agreement provides for an annual base salary of $215,000, which may be adjusted from time to time by the chief executive officer or the president of the Company. The employment agreement is terminable by either Mr. Deener or the Company at any time. If the Company experiences a change of control and Mr. Deener’s employment is terminated without cause, or if Mr. Deener terminates his employment for good reason, at any time within six months after a change in control, then Mr. Deener will continue to receive his then current base salary for a period of one year after the termination date. Mr. Deener has agreed not to compete with the Company during the term of his employment and for a period of two years after his employment ends. The agreement imposes obligations on Mr. Deener with respect to maintaining the confidentiality of the Company’s confidential and proprietary information and provides that the Company has exclusive ownership rights to Employee Inventions (as defined in the agreement). If the Company undergoes a change in control and Mr. Deener’s employment is terminated without cause, or if Mr. Deener terminates his employment for good reason, at any time within six months after a change in control, the two-year period will be shortened to one year. A copy of Mr. Deener’s employment agreement is being filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
10.1* Employment Agreement between K. Gary Barnette and GTx, Inc. dated August 26, 2005.
10.2* Employment Agreement between Gregory A. Deener and GTx, Inc. dated August 26, 2005.
*Management contract or compensatory plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.
Date: September 8, 2005	By:	/s/ Henry P. Doggrell
		Name:	Henry P. Doggrell
		Title:	Vice President/General Counsel

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement between K. Gary Barnette and GTx, Inc. dated August 26, 2005
10.2	Employment Agreement between Gregory A. Deener and GTx, Inc. dated August 26, 2005